Exhibit 10.3

AMENDMENT NO. 4

TO

SUBORDINATED CREDIT AGREEMENT

AMENDMENT NO. 4 TO SUBORDINATED CREDIT AGREEMENT, dated as of December __, 2008 (this “Amendment”), among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company (“Wells Acquisition”; Wells Timberland and Wells Acquisition, each an “Existing Borrower” and, collectively, the “Existing Borrowers”), WELLS TIMBERLAND OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“Wells Partnership” or the “Additional Borrower”), the various other Loan Parties that are parties hereto, the various financial institutions parties hereto (collectively, the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Existing Borrowers, the Lenders and the Administrative Agent are parties to that certain Subordinated Credit Agreement (the “Subordinated Credit Agreement”), dated as of October 9, 2007, as amended by that certain Amendment No. 1 to Subordinated Credit Agreement dated as of November 26, 2007, as further amended by that certain Amendment No. 2 to Subordinated Credit Agreement dated as of February 29, 2008 and as further amended by that certain Amendment No. 3 to Subordinated Credit Agreement dated as of October 15, 2008 (collectively, the “Existing Credit Agreement”) and, along with the other Loan Parties, as applicable, the other Loan Documents;

WHEREAS, the Existing Borrowers have requested that, as of the Effective Date (as defined below), the Existing Credit Agreement be amended as herein provided;

WHEREAS, the Additional Borrower agrees to assume the obligations of Wells Acquisition; and

WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments.

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings:

“Administrative Agent” is defined in the preamble.

“Amended Credit Agreement” means the Existing Credit Agreement as amended by this Amendment as of the Effective Date.

“Amendment” is defined in the preamble.

“Effective Date” is defined in Section 5.1.

“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the preamble.

“Permitted Distribution” is defined in Section 2.3 hereof.

“Permitted SPE Transaction” is defined in Section 2.3 hereof.

“Wells Partnership” is defined in the preamble.

SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Amended Credit Agreement.

ARTICLE II

AMENDMENTS

Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:

SECTION 2.1. Amendment to the preamble. The preamble to the Existing Credit Agreement is amended and restated in its entirety as follows to exclude Wells Acquisition from the definitions of “Borrower” and “Borrowers” and to substitute Wells Partnership:

“SUBORDINATED CREDIT AGREEMENT, dated as of October 9, 2007, among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), and WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Wells Partnership”; Wells Timberland and Wells Partnership each a “Borrower” and collectively, the “Borrowers”), the various financial institutions as are, or may from time to time become, parties hereto (collectively, the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.”

SECTION 2.2. Amendment to references to “clause (a)(i)” or “clause (a)(ii)” of the definition of “Unrestricted Timber Transaction”. The Existing Credit Agreement is hereby amended so that each reference therein to “clause (a)(i)” or “clause (a)(ii)” of the definition of “Unrestricted Timber Transaction” shall hereafter refer to the definition of “Unrestricted Timber Transaction” as a whole.

SECTION 2.3. Additions to Section 1.1. The following new definitions are added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order:

“Amendment No. 4 to Subordinated Credit Agreement” shall mean Amendment No. 4 to Subordinated Credit Agreement, dated as of December __, 2008, among the parties to this Amendment.

“Permitted Distribution” means the distribution by Wells Acquisition of all of the membership interests in Wells Timberland to Wells Partnership pursuant to the distribution documents, forms of which are attached as Exhibit A-1 to the Disclosure Schedule.

“Permitted SPE Transaction” means the sale by Wells Partnership of all of the membership interests in Wells Acquisition to WREF pursuant to the purchase and sale documents, forms of which are attached as Exhibit A-2 to the Disclosure Schedule.

SECTION 2.4. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is amended as follows:

(a) The definition of “Agreement” is amended and restated in its entirety to read as follows:

““Agreement” means this Subordinated Credit Agreement, as amended by Amendment No. 1 to Subordinated Credit Agreement, Amendment No. 2 to Subordinated Credit Agreement, Amendment No. 3 to Subordinated Credit Agreement and Amendment No. 4 to Subordinated Credit Agreement.”

(b) The definition of “Borrower Pledge Agreement” is amended and restated in its entirety to read as follows:

““Borrower Pledge Agreement” means that that certain Pledge Agreement dated as of October 9, 2007 by Wells Installment Note Issuer and Wells Partnership, in favor of the Administrative Agent, as amended by that certain First Amendment to Pledge Agreement dated as of October 15, 2008 by Wells Installment Note Issuer, Wells Partnership and Wells Acquisition, as further amended by that certain Second Amendment to Pledge Agreement dated as of December __, 2008 by Wells Partnership and Wells Acquisition.”

(c) The definition of “Compliance Certificate” is amended and restated in its entirety to read as follows:

““Compliance Certificate” means a Compliance Certificate duly executed by a Financial Officer of Wells Manager, substantially in the form of Exhibit F attached hereto, together with such changes thereto as the Administrative Agent may from time to time reasonably request.”

(d) The definition of “Eligible Assignee” is amended and restated in its entirety to read as follows:

““Eligible Assignee” means (a) a Lender, (b) an Affiliate of any Lender, (c) an Approved Fund and (d) any other Person (other than a natural Person) approved (i) by the Administrative Agent and (ii) after the Administrative Agent has notified Wells Partnership of the successful initial syndication of this Agreement and provided that no Event of Default has occurred and is continuing, by Wells Partnership (such approval of Wells Partnership not to be unreasonably withheld or delayed and shall, in any event, be deemed to have been given by Wells Partnership if no objection is received by the Administrative Agent from Wells Partnership within five Business Days after notice of such proposed assignment has been provided to Wells Partnership); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Loan Parties or any of their Affiliates or Subsidiaries.”

(e) The definition of “Loan Party” is amended and restated in its entirety to read as follows:

““Loan Party” means the Borrowers, Wells TRS Subsidiary, Wells TRS, Wells REIT, WREF and any other Person (other than any Lender Party) obligated under any Loan Document. Without limiting the foregoing, neither Wells Installment Note Issuer nor Wells Acquisition is a Loan Party.”

(f) The definition of “Unrestricted Timber Subsidiary” is amended and restated in its entirety to read as follows:

““Unrestricted Timber Subsidiary” means any wholly-owned Subsidiary, other than Wells Partnership, acquired or organized by Wells REIT or Wells TRS for the purpose of consummating an Unrestricted Timber Transaction, provided that (a) (i) each such direct Subsidiary of Wells REIT shall act as an intermediate holding company performing substantially the same functions as Wells Partnership and (ii) each such direct Subsidiary of Wells TRS shall perform substantially the same functions as Wells TRS Subsidiary in connection with such Unrestricted Timber Transaction and (b) each such Subsidiary satisfies the requirements set forth in the definition of “Unrestricted Timber Transaction”.”

(g) The definition of “Unrestricted Timber Transaction” is amended and restated in its entirety to read as follows:

““Unrestricted Timber Transaction” means the purchase or acquisition of real property or leases of real property (either through the purchase of assets or the purchase of Equity Interests of any Person that owns such assets) for the purpose of harvesting Timber thereon, provided that each such transaction is consummated and conducted exclusively by Unrestricted Timber Subsidiaries, and in the case of each such transaction (a) Wells REIT and Wells TRS perform in all material respects the same functions in each such transaction as they perform with respect to the Transaction; (b) each such Unrestricted Timber Subsidiary performs the functions specified in clause (a) of the proviso that is contained in the definition of “Unrestricted Timber Subsidiary”; (c) each such Unrestricted Timber Subsidiary has been capitalized solely through amounts contributed by Wells REIT or funded by Persons other than a Loan Party; (d) neither

Wells REIT nor Wells TRS shall in any respect be subject to any material restriction or obligation imposed by, or provide any additional material benefits to, the lenders providing any financing with respect to each such transaction, in each case without complying with Section 7.2.20; (e) all the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct, provided that if any such representations or warranties relate to an earlier date it shall be true and correct as of such date; (f) all obligations in connection with each such transaction are Non-Recourse; (g) no Default or an Event of Default has occurred or is continuing or would result from the consummation of each such transaction; (h) each such transaction shall be consummated in accordance with applicable Laws; and (i) no Material Adverse Effect could reasonably be expected to result from the consummation of each such transaction.”

(h) The definition of “Wells Acquisition” is amended and restated in its entirety to read as follows:

““Wells Acquisition” means Wells Timberland Acquisition, LLC, a Delaware limited liability company.”

SECTION 2.5. Amendment to Sections 4.2, 4.4, 4.6(c), 4.6(e), 4.7, 7.2.6(y)(B), 8.3, 9.3 and 11.10. Sections 4.2, 4.4, 4.6(c), 4.6(e), 4.7, 7.2.6(y)(B), 8.3, 9.3 and 11.10 of the Existing Credit Agreement are amended by deleting the phrase “Wells Acquisition” in each instance and inserting “Wells Partnership” in lieu thereof. Wells Acquisition shall have no duties, rights or status under the Amended Credit Agreement or the other Loan Documents.

SECTION 2.6. Amendment to Section 6.25.1(b)(iv). Section 6.25.1(b)(iv) of the Existing Credit Agreement (listing Unrestricted Timber Transactions as one of the businesses in which Wells Partnership is permitted to engage) is deleted in its entirety.

SECTION 2.7. Amendment to Sections 7.1.1(d)(ii), 7.1.1(e) and 7.1.1(i). Sections 7.1.1(d)(ii), 7.1.1(e) and 7.1.1(i), of the Existing Credit Agreement are amended by deleting the phrase “Wells Acquisition” in each instance and inserting “Wells Manager” in lieu thereof.

SECTION 2.8. Amendment to Sections 7.2.2, 7.2.12 and 7.2.20. Each and every reference to “Wells Partnership” in Sections 7.2.2, 7.2.12 and 7.2.20 of the Existing Credit Agreement (each referring to the parties permitted to engage in Unrestricted Timber Transactions) is deleted.

SECTION 2.9. Amendment to Section 7.2.5(a). Section 7.2.5(a) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“(a) No Borrower will, or will permit any other Loan Party to, make, incur, assume or suffer to exist (or agree to do any of the foregoing) any Investment in any other Person, except (i) Investments by the Borrowers and the other Loan Parties permitted by Section 6.8 comprising the Equity Interests of the Persons identified therein, (ii) Investments by Wells REIT and Wells TRS in Unrestricted Timber Subsidiaries in connection with Unrestricted Timber Transactions, (iii) Investments evidenced by the MWV SPE Capital Note, (iv) Investments in the AgSouth Equity Interests as provided in Section 11.23 of the Senior Credit Agreement, (v) that Wells Timberland may become a wholly-owned Subsidiary of Wells Acquisition or Wells Partnership,

(vi) the Permitted Distribution and (vii) the Permitted SPE Transaction, provided that all net proceeds of the Permitted SPE Transaction received by Wells Partnership are remitted and applied in accordance with Subsection 7.2.9(f).”

SECTION 2.10. Amendment to Section 7.2.9. Section 7.2.9 of the Existing Credit Agreement is amended by deleting the word “and” at the end of Subsection 7.2.9(c), replacing the period after Subsection 7.2.9(d) with a semicolon, and inserting immediately after the last word of such subsection (d) the following:

“(e) the Permitted Distribution; and

(f) the Permitted SPE Transaction, provided that all net proceeds of the Permitted SPE Transaction received by Wells Partnership shall be immediately remitted and applied as follows:

(i) deposited in the Working Capital Sub-Account, in an amount sufficient to increase the balance of the Working Capital Sub-Account on the day of proceeds application to $2,250,000; and

(ii) the remainder remitted to the Administrative Agent for immediate application to prepayment of principal owing on the Loans.”

SECTION 2.11. Amendment to Section 2.7.19. Section 2.7.19 of the Existing Credit Agreement is amended by replacing the period immediately after the last word of clause (c) of the first sentence of Section 2.7.19 with the following:

“, provided, however, that this clause (c) shall not apply to the amendment of Wells Installment Note Issuer’s organizational documents by that certain First Amendment to the Limited Liability Company Agreement of MWV SPE, LLC (the “First Amendment to LLC Agreement”), dated as of December __, 2008, by and among Wells Acquisition, Wells Manager, Special Member (as defined in the First Amendment to LLC Agreement), MW and Wachovia.”

SECTION 2.12. Deletion of Section 8.1.7. By this Amendment, Section 8.1.7 of the Existing Credit Agreement (making an event of default under any Installment Note Document an Event of Default under the Credit Agreement) is deleted in its entirety.

SECTION 2.13. Deletion of Section 8.1.15. By this Amendment, Section 8.1.15 of the Existing Credit Agreement (making any demand by Wells Installment Note Issuer on the MWV SPE Capital Note an Event of Default under the Credit Agreement) is deleted in its entirety.

SECTION 2.14. Supplement to Disclosure Schedule. The Disclosure Schedule is hereby supplemented by the addition of the items and exhibits contained in the Disclosure Schedule Supplement attached as Annex A hereto.

SECTION 2.15. Amendment to Schedule III. Schedule III of the Existing Credit Agreement is hereby amended and restated in its entirety to read as shown on the Amended and Restated Schedule III attached as Annex B hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties. In order to induce the Lenders to make the amendments provided for in Article II, the Existing Borrowers hereby jointly and severally represent and warrant that:

(a) each of the representations and warranties of the Loan Parties contained in the Existing Credit Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date);

(b) no Default or Event of Default has occurred and is continuing; and

(c) the execution, delivery and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (A) the formation documents of the Loan Parties, or (B) any material indenture, agreement, mortgage, deed of trust, or other instrument to which any Loan Party is a party or by which it is bound or any of its properties are subject; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument; or (iii) violate any law, order, rule, or regulation applicable to any Loan Party of any court or of any Federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over any Loan Party or its properties.

SECTION 3.2. Further Agreement. The Existing Borrowers hereby jointly and severally agree that (a) the incorrectness in any material respect of any representation and warranty contained in the preceding Section 3.1 shall constitute an immediate Event of Default, (b) each Loan Document to which each Loan Party is a party is in full force and effect with respect to it, and (c) no event that would reasonably be expected to have a Material Adverse Effect has occurred since the execution of Amendment No. 3 to Subordinated Credit Agreement.

ARTICLE IV

ACKNOWLEDGMENT OF OTHER LOAN PARTIES

By executing this Amendment, each of the Loan Parties (other than the Borrowers) hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Subordinated Credit Agreement shall refer to the Amended Credit Agreement.

ARTICLE V

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 5.1. Effective Date. This Amendment shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Article V have been satisfied.

SECTION 5.2. Amendment to Pledge Agreement. The Administrative Agent shall have received a duly executed original of that certain Second Amendment to Pledge Agreement, dated as of the date hereof, made by Wells Partnership and Wells Acquisition in favor of the Administrative Agent.

SECTION 5.3. Execution of Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Existing Borrowers, Wells Acquisition, each of the other Loan Parties, the Administrative Agent and all the Lenders.

SECTION 5.4. Common Stock. The Administrative Agent shall have received from Wells Timberland Certificate No. 3 (as defined in the Second Amendment to Pledge Agreement) together with a corresponding stock power executed in blank to the Administrative Agent.

SECTION 5.5. UCC-1 Financing Statement. A UCC-1 financing statement naming Wells Partnership as debtor and the Administrative Agent as secured party, and listing as collateral 100% of the membership interests in Wells Timberland, shall have been filed in the State of Delaware.

SECTION 5.6. Legal Opinions. The Administrative Agent shall have received from counsel to the Loan Parties legal opinions regarding due organization, existence and good standing, due authorization, due execution and delivery, enforceability and usury for the Loan Parties, the Amended Credit Agreement and the Borrower Pledge Agreement substantially in the forms received by the Administrative Agent at the closing of the Subordinated Credit Agreement.

SECTION 5.7. Representations and Warranties. The representations, warranties and agreements made by the Existing Borrowers pursuant to Article III hereof shall be true and correct as of the Effective Date.

SECTION 5.8. Certification of Application of Permitted SPE Transaction Proceeds. All net proceeds of the Permitted SPE Transaction shall have been remitted and applied, and the Administrative Agent shall have received, in form and substance satisfactory to it, a certification by Wells Partnership that all net proceeds of the Permitted SPE Transaction have been remitted and applied, in accordance with the proviso of Section 7.2.9(f) of the Amended Credit Agreement.

SECTION 5.9. Expiration. If the Effective Date has not occurred on or prior to December 22, 2008, the agreements of the parties contained in this Amendment shall, unless otherwise agreed by all the Lenders, terminate immediately on such date and without further action.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 6.2. Loan Document Pursuant to Amended Credit Agreement. This Amendment is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 6.3. Limitation of Amendments. The amendments set forth in Article II hereof shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrowers or any other Loan Party which would require the consent of any of the Lenders under the Existing Credit Agreement or any other Loan Document. The Lender Parties hereby expressly, fully and completely reserve all of their rights and remedies under the Amended Credit Agreement and the other Loan Documents.

SECTION 6.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.6. Further Assurances. The Borrowers shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Amendment.

SECTION 6.7. Release of Liens. Promptly following the Effective Date, the Administrative Agent will execute, deliver, and/or file all amendments, releases or partial releases necessary to evidence in the public records the release of Wells Acquisition and its assets from any Lien in favor of the Administrative Agent or the Lenders.

SECTION 6.8. Costs and Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of legal counsel of the Administrative Agent) that are incurred in connection with the execution and delivery of this Amendment and the other agreements and documents entered into in connection herewith.

SECTION 6.9. Release. Each of the Loan Parties hereby releases the Administrative Agent, the Lenders and their respective officers, directors, equity owners, agents and employees (collectively, the “Specified Parties”) of, from and against any and all claims, liability, losses, costs and expenses directly or indirectly relating to or arising out of the Loan Documents and the execution and delivery thereof or any act or omission of the Specified Parties thereunder or relating thereto which has occurred up through and including the time of the execution and delivery of this Amendment and which is known by, or should have been known by, any of the Loan Parties.

SECTION 6.10. GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AMENDMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

EXISTING BORROWERS: TIMBERLANDS II, LLC, a Delaware limited liability company

By:	Wells Timberland Management Organization, LLC, a Georgia limited liability company, its Manager

By:
Name:	Brian Davis
Title:	Vice President, Finance

WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company

By:	Wells Timberland Management Organization, LLC, a Georgia limited liability company, its Manager

By:
Name:	Brian Davis
Title:	Vice President, Finance

ADDITIONAL BORROWER: WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Wells Timberland REIT, INC., a Maryland corporation, its General Partner

By:
Name:	Randall D. Fretz
Title:	Senior Vice President

Amendment No. 4 to Subordinated Credit Agreement

OTHER LOAN PARTIES: WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company

By:	Forest Resource Consultants, Inc., a Georgia corporation, its Manager

By:
Name:	David Foil
Title:	President

WELLS TIMBERLAND REIT, INC., a Maryland corporation

By:
Name:	Randall D. Fretz
Title:	Senior Vice President

WELLS TIMBERLAND TRS, INC., a Delaware corporation

By:
Name:	Randall D. Fretz
Title:	Senior Vice President

WELLS REAL ESTATE FUNDS, INC., a Georgia corporation

By:
Name:	Randall D. Fretz
Title:	Senior Vice President

Amendment No. 4 to Subordinated Credit Agreement

ADMINISTRATIVE AGENT: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:	Brian Rubins
Title:	Vice President

Amendment No. 4 to Subordinated Credit Agreement

LENDERS: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:	Brian Rubins
Title:	Vice President

Amendment No. 4 to Subordinated Credit Agreement

ANNEX A

DISCLOSURE SCHEDULE SUPPLEMENT

SUPPLEMENT TO ITEM 1.1(b)         Material Agreements.

SUPPLEMENT TO ITEM 6.22           Affiliate Transactions.

Disclosure Schedule Supplement

All capitalized terms herein not otherwise defined have the meanings ascribed to them in the Amended Credit Agreement.

Supplement to Item 1.1(b) Material Agreements

•	Documents relating to the Permitted Distribution attached hereto as Exhibit “A-1.”

•	Purchase and Sale Documents relating to the Permitted SPE Transaction attached hereto as Exhibit “A-2.”

Supplement to Item 6.22 Affiliate Transactions

•	The Permitted Distribution

•	The Permitted SPE Transaction

Exhibit “A-1”

[To Be Attached]

Exhibit “A-2”

[To Be Attached]

ANNEX B

AMENDED AND RESTATED SCHEDULE III

[See Attached]

SCHEDULE III

ADMINISTRATIVE INFORMATION

Borrowers

Timberlands II, LLC and Wells Timberland Operating Partnership, L.P.

c/o Wells REIT, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attention: Brian Davis

Facsimile No.: (770) 243-8619

Administrative Agent

Wachovia Bank, National Association

301 South College Street, NC0174

Charlotte, North Carolina 28288

Attention: Brian Rubins, Vice President, Structured Asset Finance

Facsimile No.: (704) 715-0065

With a copy to (in the case of any notice

pursuant to clause (g) of Section 7.1.1):

Mayer Brown LLP

214 North Tryon Street, Suite 3800

Charlotte, North Carolina 28202

Attention: Frank Arado

Facsimile No.: (704) 377-2033